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                                                                    EXHIBIT 99.2
                          THE PAUL REVERE CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Charles E. Soule and John H. Budd, or either of them, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of Common Stock of The Paul Revere Corporation ("Paul Revere") held of record by the undersigned on November 20, 1996, at the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on December 31, 1996, at The Westin Hotel, One West Exchange Street, Providence, Rhode Island, including any adjournments thereof.

    This card also constitutes voting instructions (i) to the Trustee under the Paul Revere Savings Plan to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Paul Revere Common Stock held by the Trustee under such Plan and (ii) to the Trustee under the Paul Revere Canada Savings plan to vote, in person or by proxy, all shares of Paul Revere Common Stock allocated to the accounts of the undersigned under such Plan, in each case as described in the Joint Proxy Statement/Prospectus dated November 27, 1996.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 BELOW, OR, IF THIS CARD CONSTITUTES VOTING INSTRUCTIONS TO A SAVINGS PLAN TRUSTEE, SUCH TRUSTEE WILL VOTE AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1 BELOW.

1. To approve the Amended and Restated Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), by and among Paul Revere, Provident Companies, Inc. ("Provident") and Patriot Acquisition Corporation ("Patriot"), pursuant to which, among other matters, (a) Patriot will merge with and into Paul Revere (the "Merger") and (b) the shares of Paul Revere Common Stock will be converted into the right to receive cash and/or shares of Provident Common Stock, as described in the Joint Proxy Statement/Prospectus dated November 27, 1996.

     FOR [ ]                    AGAINST [ ]                    ABSTAIN [ ]

2. In their discretion, to vote upon such other business as may properly come before the meeting.

                                                 PLEASE SIGN THIS PROXY EXACTLY
                                                 AS YOUR NAME OR NAMES APPEARS
                                                 HEREON. IF STOCK IS HELD
                                                 JOINTLY, SIGNATURES SHOULD
                                                 APPEAR FOR BOTH NAMES. WHEN
                                                 SIGNING AS AN ATTORNEY,
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE, GUARDIAN OR CUSTODIAN,
                                                 PLEASE INDICATE THE CAPACITY IN
                                                 WHICH YOU ARE ACTING.

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                                                 Signature(s) of Stockholder(s)

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                                                 Date